EXHIBIT 99.1

News
Release
Vectren Corporation
One Vectren Square
Evansville, IN 47708

Investor Contact     Dave Parker, (812) 491-4135, d.parker@vectren.com
Media Contact     Natalie Hedde, (812) 491-5105, nhedde@vectren.com

FOR IMMEDIATE RELEASE

May 1, 2018

Vectren Corporation Reports Improved First Quarter 2018 Results
Affirms 2018 Guidance

Evansville, Ind. - Vectren Corporation (NYSE:VVC) today reported first quarter 2018 net income of $63.5 million, or $0.76 per share, compared to net income of $55.4 million, or $0.67 per share, in the first quarter of 2017.

“Our first quarter results are on track to meet our expectations for the year,” said Carl Chapman, Vectren’s chairman, president and CEO. “Our Utility Group results reflect the on-going investment in our gas infrastructure programs in both Indiana and Ohio that continue to drive growth for the business.”

“As announced last week, we reached an agreement for the merger of CenterPoint Energy and Vectren Corporation and have entered into a definitive merger agreement with an expectation to close the transaction by the first quarter of 2019. The combination of these companies will result in a leading energy delivery, infrastructure and services company serving more than 7 million customers across the United States. The combination capitalizes on the growth we have delivered and that we expect to continue well into the future,” said Chapman.

Summary and highlights of results

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Utility Group earnings were $74.3 million, or $0.89 per share, in the first quarter of 2018, compared to $65.9 million, or $0.80 per share, in 2017. Results in the quarter reflect increased earnings from the returns on continued investment in the gas infrastructure replacement programs in Indiana and Ohio and the favorable impact of weather in 2018 as compared to the warmer than normal weather in 2017.

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Excluding the favorable earnings impact from 179D tax deductions at Energy Services of $4.9 million recorded in the first quarter of 2018, Nonutility Group seasonal losses were ($15.5) million, or ($0.19) per share, in the first quarter of 2018, compared to ($10.5) million, or ($0.13) per share, in 2017. Results for Infrastructure Services were negatively impacted by colder, wetter conditions in the first quarter of 2018 when compared to 2017, which saw very favorable construction weather conditions.

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2018 earnings guidance affirmed

The company affirms its 2018 consolidated earnings guidance range of $2.80 to $2.90 per share. The 2018 consolidated earnings guidance expectation includes Utility Group earnings within a range of $2.20 to $2.25 per share and the Nonutility Group/Corporate and Other earnings within a range of $0.60 to $0.65 per share. These guidance ranges exclude any impact from Section 179D tax deductions and any costs that will result from the merger of the company and CenterPoint Energy.

Guidance ranges are based on assumptions, including the assumption of normal weather across all of the areas served by both our utility and nonutility operations, and other information currently available, but changes in these assumptions or other circumstances could materially impact earnings and result in 2018 earnings significantly above or below this guidance. These targeted ranges are subject to such factors discussed below under "Forward-Looking Statements".

Utility Group discussion

The Utility Group consists of the company’s regulated utility operations and other operations that provide information technology and other support services to those regulated operations. The company segregates its regulated utility operations between a Gas Utility Services operating segment and an Electric Utility Services operating segment. The Utility Group also earns a return on shared assets, such as customer billing systems and the customer contact center, used by the company’s utility operations.

Gas Utility Services: provides natural gas distribution and transportation services to nearly two-thirds of Indiana and about 20 percent of Ohio, primarily in the west-central area

The Gas Utility Services operating segment earned $56.0 million, or $0.67 per share, during the first quarter of 2018, compared to $47.9 million, or $0.58 per share, in the first quarter of 2017. The improved results in the quarter are driven by returns on the growing Indiana and Ohio infrastructure replacement programs of about $3.0 million. Favorable weather, increased customer margins from industrial usage, and increased small customer count, all totaling about $5.0 million also increased quarter over quarter results.

Electric Utility Services: provides electric transmission and distribution services to southwestern Indiana and includes its power generating and wholesale power operations

The Electric Utility Services operating segment earned $14.0 million, or $0.17 per share, in the first quarter of 2018, compared to $13.7 million, or $0.17 per share, in the first quarter of 2017. Electric results, which are not protected by weather normalizing mechanisms, reflect a $2.6 million increase due to weather, as annualized heating degree days in the first quarter of 2018 were 99 percent of normal, compared to 85 percent of normal in 2017. The increase was offset by the timing of increased power plant maintenance expenses.

Other Operations
The Utility Group also earns a return on shared assets through currently approved rates as if portions of the assets were in the rate base of each utility. Such shared assets include customer billing systems and the customer contact center, as examples. Earnings from these operations were $4.3 million, or $0.05 per share, for the first quarter of 2018 and 2017.

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Nonutility Group discussion

All amounts included in this section are after tax and net of corporate expenses allocated to the Nonutility Group.

In the first quarter of 2018, Nonutility Group results were losses of ($10.6) million, or ($0.13) per share, compared to ($10.5) million, or ($0.13) per share, in 2017. Excluding the benefit from Section 179D tax deductions recorded in the quarter related to 2017, Nonutility Group results in the first quarter of 2018 were losses of ($15.5) million, or ($0.19) per share.

Infrastructure Services: provides underground pipeline construction and repair services through wholly owned subsidiaries Miller Pipeline, LLC and Minnesota Limited, LLC.

Results from Infrastructure Services’ operations for the quarter ended Mar. 31, 2018, were losses of ($15.8) million, or ($0.19) per share, compared to ($9.3) million, or ($0.11) per share, in the first quarter of 2017. The first quarter is typically a loss quarter given weather conditions and weather-related restrictions. Total Infrastructure Services revenues in the first quarter of 2018 were $135.3 million, compared to revenues of $147.3 million in the first quarter of 2017. The distribution portion of the business was negatively impacted by cold, wet conditions in the first quarter of 2018 when compared to the first quarter of 2017 that saw unusually warm and dry weather. Results in the quarter for the transmission portion of the business reflect normal seasonal losses and were in line with the first quarter of 2017. Infrastructure Services had an estimated backlog of blanket contracts of $505 million and bid contracts of $260 million, for a total backlog of $765 million at Mar. 31, 2018. This compares to an estimated backlog at Dec. 31, 2017 of $480 million for blanket contracts and $245 million for bid contracts, for a total of $725 million.

The fundamental business model related to the long cycle of integrity, station, and maintenance work in the transmission sector and infrastructure replacement in the distribution sector remains unchanged. Demand continues to be high due to the aging infrastructure and evolving safety and reliability regulations. While the focus remains on the recurring work in both sectors, opportunities for large transmission pipeline construction projects will continue to be pursued. Though the timing and recurrence of large transmission projects is less predictable, they demonstrate expertise in this area and provide strong revenues.

Energy Services: provides energy performance contracting and sustainable infrastructure, such as renewables, distributed generation, and combined heat and power projects through its wholly owned subsidiary Energy Systems Group, LLC (ESG).

Excluding the favorable impact of Section 179D tax deductions recorded in the quarter of $4.9 million, or $0.06 per share, Energy Services’ results were $0.6 million, or $0.01 per share, for the first quarter of 2018, compared to losses of ($1.2) million, or ($0.01) per share in 2017. Energy Services achieved record first quarter revenues of $60.6 million in 2018, compared to revenues of $52.8 million in the first quarter of 2017. At Mar. 31, 2018, the backlog of signed fixed price contracts is $193 million compared to $180 million at Dec. 31, 2017. The estimated sales funnel at Mar. 31, 2018 stands at $370 million and over $100 million in new orders have been signed year to date 2018. The Company's long-term view of the performance contracting and sustainable infrastructure opportunities remains strong with an expected continued national focus on energy conservation and security, renewable energy, and sustainability and as customer focus on new, efficient, clean sources of energy grows. As it relates to the impact on results from Section 179D, on Feb. 9, 2018, a one year extension of Section 179D was approved, making available deductions for the 2017 tax year. Though not assured and not reflected in long-term growth rates, efforts continue to secure this benefit in the future.

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Please SEE ATTACHED unaudited schedules for additional financial information

Live Webcast on May 2, 2018; Financial slides posted on website on May 1, 2018
Vectren’s financial analyst call will be at 2:00 p.m. (EDT), May 2, 2018, at which time management will discuss first quarter 2018 financial results. To participate in the call, analysts are asked to dial 1-844-825-9787 10 minutes prior to the start time and refer to the “Vectren Corporation 2018 First Quarter Earnings Call”. All interested parties may listen to the live audio-only webcast accompanied by a slide presentation, which will be available on Vectren’s Investor Relations homepage, investors.vectren.com. A replay of the webcast will be made available at the same location approximately two hours following the conclusion of the analyst call.

About Vectren
Vectren Corporation (NYSE: VVC) is an energy holding company headquartered in Evansville, Ind. Vectren’s energy delivery subsidiaries provide gas and/or electricity to more than 1 million customers in adjoining service territories that cover nearly two-thirds of Indiana and about 20 percent of Ohio, primarily in the west-central area. Vectren’s nonutility subsidiaries and affiliates currently offer energy-related products and services to customers throughout the U.S. through Infrastructure Services and Energy Services. To learn more about Vectren, visit www.vectren.com.

Forward-Looking Information

A “safe harbor” for forward-looking statements is provided by the Private Securities Litigation Reform Act of 1995 (Reform Act of 1995). The Reform Act of 1995 was adopted to encourage such forward-looking statements without the threat of litigation, provided those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause the actual results to differ materially from those projected in the statement. Certain matters described in Management’s Discussion and Analysis of Results of Operations and Financial Condition are forward-looking statements. Such statements are based on management’s beliefs, as well as assumptions made by and information currently available to management. When used in this filing, the words “believe”, “anticipate”, “endeavor”, “estimate”, “expect”, “objective”, “projection”, “forecast”, “goal”, “likely”, and similar expressions are intended to identify forward-looking statements. In addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements, factors that could cause the company’s actual results to differ materially from those contemplated in any forward-looking statements include, among others, the following:

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Factors affecting utility operations such as unfavorable or unusual weather conditions; catastrophic weather-related damage; unusual maintenance or repairs; unanticipated changes to coal and natural gas costs; unanticipated changes to gas transportation and storage costs, or availability due to higher demand, shortages, transportation problems or other developments; environmental or pipeline incidents; transmission or distribution incidents; unanticipated changes to electric energy supply costs, or availability due to demand, shortages, transmission problems or other developments; or electric transmission or gas pipeline system constraints.

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New or proposed legislation, litigation and government regulation or other actions, such as changes in, rescission of or additions to tax laws or rates, pipeline safety regulation and environmental laws and regulations, including laws governing air emissions, carbon, waste water discharges and the handling and disposal of coal combustion residuals that could impact the continued operation, and/or cost recovery of generation plant costs and related assets. Compliance with respect to these regulations could substantially change the operation and nature of the company’s utility operations.

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Catastrophic events such as fires, earthquakes, explosions, floods, ice storms, tornadoes, terrorist acts, physical attacks, cyber attacks, or other similar occurrences could adversely affect the company's facilities, operations, financial condition, results of operations, and reputation.

•	Increased competition in the energy industry, including the effects of industry restructuring, unbundling, and other sources of energy.

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Approval and timely recovery of new capital investments related to the electric generation transition plan, including timely approval to build and own generation, ability to meet capacity requirements, ability to procure resources needed to build new generation at a reasonable cost, ability to appropriately estimate costs of new generation, the effects of construction delays and cost overruns, ability to fully recover the investments made in retiring portions of the current generation fleet, scarcity of resources and labor, and workforce retention, development and training.

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Regulatory factors such as uncertainty surrounding the composition of state regulatory commissions, adverse regulatory changes, unanticipated changes in rate-setting policies or procedures, recovery of investments and costs made under regulation, interpretation of regulatory-related legislation by the IURC and/or PUCO and appellate courts that review decisions issued by the agencies, and the frequency and timing of rate increases.

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Financial, regulatory or accounting principles or policies imposed by the Financial Accounting Standards Board; the Securities and Exchange Commission; the Federal Energy Regulatory Commission; state public utility commissions; state entities which regulate electric and natural gas transmission and distribution, natural gas gathering and processing, electric power supply; and similar entities with regulatory oversight.

•	Economic conditions including the effects of inflation, commodity prices, and monetary fluctuations.

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Economic conditions, including increased potential for lower levels of economic activity; uncertainty regarding energy prices and the capital and commodity markets; volatile changes in the demand for natural gas, electricity, and other nonutility products and services; economic impacts of changes in business strategy on both gas and electric large customers; lower residential and commercial customer counts; variance from normal population growth and changes in customer mix; higher operating expenses; and reductions in the value of investments.

•	Volatile natural gas and coal commodity prices and the potential impact on customer consumption, uncollectible accounts expense, unaccounted for gas and interest expense.

•	Volatile oil prices and the potential impact on customer consumption and price of other fuel commodities.

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Direct or indirect effects on the company’s business, financial condition, liquidity and results of operations resulting from changes in credit ratings, changes in interest rates, and/or changes in market perceptions of the utility industry and other energy-related industries.

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The performance of projects undertaken by the company’s nonutility businesses and the success of efforts to realize value from, invest in and develop new opportunities, including but not limited to, the company’s Infrastructure Services, Energy Services, and remaining ProLiance Holdings assets.

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Factors affecting Infrastructure Services, including the level of success in bidding contracts; fluctuations in volume and mix of contracted work; mix of projects received under blanket contracts; unanticipated cost increases in completion of the contracted work; funding requirements associated with multiemployer pension and benefit plans; changes in legislation and regulations impacting the industries in which the customers served operate; the effects of weather; failure to properly estimate the cost to construct projects; the ability to attract and retain qualified employees in a fast growing market where skills are critical; cancellation and/or reductions in the scope of projects by customers; credit worthiness of customers; ability to obtain materials and equipment required to perform services; and changing market conditions, including changes in the market prices of oil and natural gas that would affect the demand for infrastructure construction.

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Factors affecting Energy Services, including unanticipated cost increases in completion of the contracted work; changes in legislation and regulations impacting the industries in which the customers served operate; changes in economic influences impacting customers served; failure to properly estimate the cost to construct projects; risks associated with projects owned or operated; failure to appropriately design, construct, or operate projects; the ability to attract and retain qualified employees; cancellation and/or reductions in the scope of projects by customers; changes in the timing of being awarded projects; credit worthiness of customers; lower energy prices negatively impacting the economics of performance contracting business; and changing market conditions.

•	Employee or contractor workforce factors including changes in key executives, collective bargaining agreements with union employees, aging workforce issues, work stoppages, or pandemic illness.

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Risks associated with material business transactions such as acquisitions and divestitures, including, without limitation, legal and regulatory delays; the related time and costs of implementing such transactions; integrating operations as part of these transactions; and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions.

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Costs, fines, penalties and other effects of legal and administrative proceedings, settlements, investigations, claims, including, but not limited to, such matters involving compliance with federal and state laws and interpretations of these laws.

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The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of changes in actual results, changes in assumptions, or other factors affecting such statements.